UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2013

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Richard Hanson

On December 5, 2013, Richard P. Hanson, Chairman of the Board of Directors (the “Board”) of Tumi Holdings, Inc. (the “Company”), notified the Company of his resignation from the Board, effective December 9, 2013. There were no disagreements between the Company and Mr. Hanson on any matter relating to the Company’s operations, policies or practices. The Board has elected Joseph R. Gromek, who joined the Board in April 2012, as Non-Executive Chairman of the Board, effective December 9, 2013.
(d)

Appointment of Christopher Fielding

On December 6, 2013, the Board appointed Christopher J. L. Fielding as a Class I Director, filling the vacancy created by the resignation of Mr. Hanson, effective December 9, 2013. The Nominating and Corporate Governance Committee of the Board considered Mr. Fielding’s qualifications and the Board appointed Mr. Fielding after he was nominated to the Board by Doughty Hanson & Co IV Nominees One Limited, Doughty Hanson & Co IV Nominees Two Limited, Doughty Hanson & Co IV Nominees Three Limited, Doughty Hanson & Co IV Nominees Four Limited and Officers Nominees Limited (collectively, the “Doughty Hanson Funds”) pursuant to that certain Director Nomination Agreement, dated as of April 24, 2012, by and among the Company and the Doughty Hanson Funds.

The Board has not yet determined on which Board committees, if any, Mr. Fielding will serve.

There are no related party transactions between the Company and Mr. Fielding that would require disclosure under Item 404(a) of Regulation S-K. Mr. Fielding is a Principal of Doughty Hanson & Co Managers Limited (“Doughty Hanson”). Related party transactions between the Company and Doughty Hanson are disclosed pursuant to Item 404(a) of Regulation S-K in the section entitled “Certain Related Person Transactions” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2013.

Appointment of Alexander Smith

On December 6, 2013, the Board increased the number of directors of the Company from six to seven and appointed Alexander W. Smith as a new Class III Director, effective December 9, 2013.

The Board has not yet determined on which Board committees, if any, Mr. Smith will serve.

In connection with his appointment, on December 9, 2013, Mr. Smith received a grant of options to purchase 4,677 shares of the Company’s common stock (the “Stock Options”) with an exercise price of $23.48 per share (the closing price of the common stock on that date) pursuant to the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan. The Stock Options will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Smith’s continued service and the other terms and conditions set forth in the Stock Option Agreement, the form of which for directors of the Company is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2013. Mr. Smith will also receive the same annual fee of $40,000 (payable in quarterly installments of $10,000) as other non-employee, non-affiliated directors.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was selected as a director, and there are no related party transactions between the Company and Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K.

A copy of a press release regarding Mr. Hanson’s resignation and announcing Mr. Fielding’s and Mr. Smith’s appointments and Mr. Gromek’s election is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 9, 2013

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	December 11, 2013	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer, Executive Vice President and Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 9, 2013